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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Selected Historical Financial Data" and "Experts" and to the incorporation by reference in the Registration Statement on Form F-4 of UBS AG for the registration of Common Shares, par value CHF 10 per share, of our report dated January 31, 2000, with respect to the consolidated financial statements and schedules of Paine Webber Group Inc. included or incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1999.


                                                               ERNST & YOUNG LLP

New York, New York
September 20, 2000